As filed with the Securities and Exchange Commission on September 9, 1999

                                          Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           SAFEGUARD SCIENTIFICS, INC.
             (Exact name of registrant as specified in its charter)

          Pennsylvania                                  23-1609753
   (State of Incorporation)                 (I.R.S. Employer Identification No.)

          800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087-1945
               (Address of principal executive offices, including zip code)

                          1999 Equity Compensation Plan
                            (Full title of the plan)

                            James A. Ounsworth, Esq.
         800 The Safeguard Building, 435 Devon Park Drive Wayne, PA 19087-1945
                     (Name and Address of Agent for Service)

                                 (610) 293-0600
                     (Telephone Number of Agent for Service)


                         CALCULATION OF REGISTRATION FEE
                                   Proposed     Proposed
Title of                           maximum      maximum
securities         Amount          offering     aggregate        Amount of
to be              to be           price per    offering         registration
registered         registered(1)   share        price(2)         fee(2)
Common Stock,      211,250         (2)          $14,220,627      $  3,953
$.10 par value     2,788,750       $69.4062     $193,556,540     $ 53,809

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also registers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(2) Calculated pursuant to Rule 457(c) and 457(h). The fee is computed based upon the per share exercise price at which options may be exercised (3,000 at $65.1875, 2,500 at $70.6562, 155,750 at $69.5625
            and 50,000 at $60.2813) or, as to the remaining 2,788,750 shares that are reserved for future issuance, the fee is computed based upon the average of the highest and lowest prices for a share of Common Stock of the Registrant on September 7, 1999, as reported on the New York Stock Exchange.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, as filed by Safeguard Scientifics, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

         1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998;

         2. The Registrant's Quarterly Report on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999; and

         3. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed by the Registrant to register such securities under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement but prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of each such document.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by James A. Ounsworth, Esquire, 800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087-1945. Mr. Ounsworth is Senior Vice President, General Counsel and Secretary of Safeguard Scientifics, Inc. and beneficially owns 107,907 shares of Registrant's common stock and holds options to purchase up to 190,000 shares of Registrant's common stock.

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Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL") provide that a business corporation may indemnify directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. The corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

         Section 1713 of the PBCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. The statute provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or responsibility under a criminal statute.

         Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         The Registrant's Articles of Incorporation provide that a director or officer of the Registrant shall not be personally liable for monetary damages as such (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless the director or officer has breached or failed to perform the duties of his or her office under the Articles or the bylaws of the Registrant or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness provided that such limitation on monetary damages does not relieve a director or officer of liability for the payment of any taxes pursuant to local, state or federal law, or liability or responsibility pursuant to any criminal statute.

         Section 6 of Article II of the bylaws also limits the monetary liability of directors for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office. The limitation on monetary liability does not extend to breaches of duty constituting self-dealing, willful misconduct or recklessness and does not relieve a director of liability for the payment of any taxes pursuant to local, state or federal law, or liability or responsibility pursuant to any criminal statute.

         Article VIII of the bylaws provides, except as expressly prohibited by law, an unconditional right to indemnification for expenses and any liability paid or incurred by any director or officer of the Registrant, or any other person designated by the Board of Directors as an indemnified representative, in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise, by reason of the fact that such person is or was serving in an indemnified capacity, including without limitation liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except where such indemnification is expressly prohibited by applicable law or where the conduct of the indemnified representative has been determined to constitute willful misconduct, recklessness or self-dealing sufficient in the circumstances to bar indemnification against liabilities arising from the conduct.

         The Registrant has a directors' and officers' liability insurance policy that affords directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         None.

Item 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement.

4.1      1999 Equity Compensation Plan (1) (Exhibit 4.1)

5.1      Opinion of James A. Ounsworth, Esquire

23.1     Consent of KPMG LLP

23.2     Consent of PricewaterhouseCoopers LLP

23.3     Consent of PricewaterhouseCoopers LLP

23.4     Consent of PricewaterhouseCoopers LLP

23.5     Consent of Arthur Andersen LLP

23.6     Consent of Deloitte & Touche LLP

23.7     Consent of Counsel -- included in opinion filed as Exhibit 5 hereto

24.1 Power of Attorney (included with signature page of this Registration Statement)

(1) Filed as an exhibit to Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

Item 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any  prospectus  required by
Section  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania on September 8, 1999.

                                   SAFEGUARD SCIENTIFICS, INC.


                                   By:      /s/ Warren V. Musser
                                            ----------------------------------
                                            Warren V. Musser
                                            Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. EACH PERSON IN SO SIGNING, ALSO MAKES, CONSTITUTES AND APPOINTS HARRY WALLAESA AND JAMES A. OUNSWORTH, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT, IN HIS NAME, PLACE, AND STEAD TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT.

Dated:  September 8, 1999           /s/ Warren V. Musser
                                   -------------------------------------------------------------
                                   Warren V. Musser, Chairman of the Board and Chief Executive
                                   Officer (Principal Executive Officer)

Dated:  September 8, 1999           /s/ Michael W. Miles
                                   --------------------------------------------------------------
                                   Michael W. Miles, Senior Vice President and Chief Financial
                                   Officer (Principal Financial and Accounting Officer)

Dated:  September 7, 1999           /s/ Judith Areen
                                   --------------------------------------------------------------
                                   Judith Areen, Director

Dated:  September 8, 1999           /s/ Vincent G. Bell, Jr.
                                   --------------------------------------------------------------
                                   Vincent G. Bell, Jr., Director

Dated:  September ___, 1999
                                   --------------------------------------------------------------
                                   Michael J. Emmi, Director

Dated:  September ___, 1999
                                   --------------------------------------------------------------
                                   Robert A. Fox, Director

                                   7

Dated:  September 8, 1999           /s/ Robert E. Keith, Jr.
                                   --------------------------------------------------------------
                                   Robert E. Keith, Jr., Director

Dated:  September 7, 1999           /s/ Jack L. Messman
                                   --------------------------------------------------------------
                                   Jack L. Messman, Director

Dated:  September 8, 1999           /s/ Russell E. Palmer
                                   --------------------------------------------------------------
                                   Russell E. Palmer, Director

Dated:  September 7, 1999           /s/ John W. Poduska, Sr.
                                   --------------------------------------------------------------
                                   John W. Poduska, Sr., Director

Dated:  September 7, 1999           /s/ Heinz Schimmelbusch
                                   --------------------------------------------------------------
                                   Heinz Schimmelbusch, Director

Dated:  September 7, 1999           /s/ Hubert J.P. Schoemaker
                                   Hubert J. P. Schoemaker, Director

Dated:  September 7, 1999           /s/ Harry Wallaesa
                                   --------------------------------------------------------------
                                   Harry Wallaesa, Director

Dated:  September 7, 1999           /s/ Carl J. Yankowksi
                                   --------------------------------------------------------------
                                   Carl J. Yankowski, Director

                                  EXHIBIT INDEX

Exhibit
Number           Description of Exhibit
--------         ----------------------
4.1               1999 Equity Compensation Plan (1)(Exhibit 4.1)

5.1               Opinion of James A. Ounsworth, Esquire

23.1              Consent of KPMG LLP

23.2              Consent of PricewaterhouseCoopers LLP

23.3              Consent of PricewaterhouseCoopers LLP

23.4              Consent of PricewaterhouseCoopers LLP

23.5              Consent of Arthur Andersen LLP

23.6              Consent of Deloitte & Touche LLP

23.7              Consent of Counsel -- included in opinion filed as
                  Exhibit 5 hereto

24.1 Power of Attorney (included with signature page of this Registration Statement)

(1) Filed as an exhibit to Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.


                                   9